COLLECTIVE BARGAINING AGREEMENT


                                     BETWEEN


                             RETAIL EMPLOYEES UNION
                         LOCAL 340, AMALGAMATED CLOTHING
                       AND TEXTILE WORKERS UNION, AFL-CIO

                                       and

                          JOS. A. BANK CLOTHIERS, INC.




                                February 1, 1995

                                       to

                                 April 30, 1997



THIS AGREEMENT made as of the 1st day of February by and between the Retail Employees Union, Local 340, Amalgamated Clothing and Textile Workers Union of America, AFL-CIO, hereinafter referred to as the "UNION" for and in behalf of the employees covered by this Agreement and Jos. A. Bank Clothiers, Inc., hereinafter referred to as the "EMPLOYER".

                             ARTICLE I: RECOGNITION

(A) The Employer recognizes the Union as the sole and exclusive bargaining agent for all of its employees in the following appropriate unit:

Included: All salespeople, non-selling employees, tailors, fitter-tailors, and pressers employed by the Employer at its store located at Madison Avenue and 46th Street in New York City, and any and all other heretofore included selling and non-selling employees employed by the Employer in any store which shall be hereafter operated or controlled by the Employer in New York City, Nassau, Suffolk, Rockland and Westchester Counties, excluding any factory outlet stores operated or controlled by the Employer.

Excluded:  Office  clerical  employees,   professional  employees,   guards  and
supervisors as defined in the Act, including Store Manager, Assistant Store Manager, Department Managers, Operations Managers, Tailor Shop Manager.

(B) The Union agrees that its members who are employees of the Employer will work upon the terms and conditions set forth in this Agreement.

(C) The Employer shall recognize and deal with such representatives of the employees as the Union may elect or appoint and shall permit such representatives elected or appointed by the Union to visit the premises of the Employer at reasonable times during working hours. Such Union representatives shall, where practicable, notify the Employer in advance of their arrival at the Employer's premises and such visits shall not unduly interfere with the Employer's operations.

(D) In the event of a dispute over the compensation of any bargaining unit member, the Employer will make available such bargaining unit payroll data as the Union may reasonably require as the collective bargaining agent for such unit employees.

(E) The Union shall have the right to post notices concerning the internal administration of the Union on a bulletin board or boards to be located on the premises of the Employer at mutually agreeable places.

                           ARTICLE II: UNION SECURITY

(A) In the manner and to the extent permitted by law, membership in the Union on or after the 30th day following the date this contract is executed, or the 30th day following the date of employment of each employee, whichever is later, shall be required as a condition of employment; all employees who are now members or thereafter become members of the Union, shall as a condition of continued employment, remain members in good standing during the term of this contract.

For the purposes of this Article, employees shall be considered members in good standing if they tender to the Union uniformly required periodic dues and assessments.

                             ARTICLE III - CHECK-OFF

The Employer shall deduct from the wages of members of the bargaining unit upon voluntary written authorization of said members, union dues, initiation fees and assessments. The amounts deducted pursuant to such authorization shall be transmitted promptly each month to the properly-designated official of the Union, together with a list of names of the employees from whom the deductions were made. The Union agrees to indemnify and hold the Employer harmless for any and all liabilities that may be incurred by the Employer by reason of any deduction provided for herein. The voluntary written authorization of any member of the bargaining unit shall be provided on the standard Union checkoff authorization form attached hereto and made a part hereof as Appendix A.

                          ARTICLE IV: MANAGEMENT RIGHTS

The Employer retains and shall continue to retain the right to operate and manage its business and to exercise all of the customary rights and powers of management, except as such rights and powers are expressly limited by the terms of this Agreement. Without limitation of the foregoing this shall include the Employer's right to establish or modify job requirements, work rules and procedures, and performance standards, provided that the exercise of this right shall not be unreasonable.

                              ARTICLE V: SENIORITY

(A) For benefit accrual, vacation and personal day selection purposes, seniority shall be defined as the length of time an employee has been in continuous employment in a bargaining unit position with the Employer since the employee's most recent date of hire. Seniority shall be applicable or relevant only in those provisions' which expressly so state.

(B) All newly hired non-selling employees will be regarded as probationary employees for the first ninety (90) calendar days from the date of their hire. Newly hired salespersons shall be regarded as probationary employees for the first 120 calendar days from the date of their hire.

The aforesaid probationary periods may be extended by the Employer upon notice to the Union for an additional sixty (60) calendar days. The Employer must give counseling concerning any performance issue to any employee whose probationary period has been extended at the end of 90 and 120 days of employment in the case of non-selling employees and at the end of 120 and 150 days in the case of sales employees.

During the probationary period, employees will not have seniority status and may be laid off, terminated, transferred or demoted entirely at the discretion of the Employer. The grievance and arbitration procedures of this contract shall not be applicable to these actions. At the completion of the probationary period, employees shall have seniority from the most recent date of hire.

(C) The Employer shall furnish the Union with a current seniority list on or about January 30th of each year.

(D) Seniority rights shall be lost for all purposes, including layoff and recall, in the event of termination of employment.

(E) The Employer shall have the right to transfer selling personnel on a temporary basis from one floor to another and non-selling personnel from one department to any other department in the store at any time, provided that the Employer shall not transfer an employee for disciplinary reasons (other than job performance-related reasons), and further provided that there shall be no involuntary transfers of selling employees to non-selling positions. However, selling personnel may be temporarily assigned for purposes of coverage on an equitable rotating basis among all store selling personnel. Temporary assignments shall not exceed seven (7) consecutive working days.

                               ARTICLE V: LAYOFFS

(A) For purposes of this Article there shall be such department groups as specified in Appendix B attached hereto and made a part hereof. A department group shall be defined as that department or grouping of departments within which seniority rights may be exercised in the event of layoff or recall.

(B) Seniority shall be defined for purposes of this Article as the total length of bargaining unit seniority with the Employer, whether or not interrupted by employment with the Employer in a non-bargaining unit position, since the last date of hire.

(C) All layoffs shall be in reverse order of seniority from the appropriate seniority list, i.e., the last person hired shall be the first person laid off.

(D) Within each department group, seasonal and probationary employees shall be laid off before regular employees, but without regard to seniority among and between such seasonal and probationary employees. The Shop Steward shall be accorded the most senior position of the appropriate seniority list, for layoff and recall only.

(E) A laid off employee with one (1) or more years continuous service with the Employer shall retain recall rights for twelve (12) months from the date of layoff. Laid off employees with less than one years continuous service with the Employer shall retain recall rights for six (6) months from the date of lay off. Recalls shall be in reverse order of layoff.

                               ARTICLE VII: WAGES
(A)  Non-Selling Employees
The minimum hourly wage rates for non-selling employees shall be as follows:


       Job Classification            February 1, 1995          4/1/96
       ------------------            ----------------          ------
       Cashier ................           $ 7.50               $ 8.00
       Shipping/Receiving Clerk           $ 7.50               $ 8.00
       Porter .................           $ 7.00               $ 7.50
       Tailor .................           $11.00               $11.50
       Fitter/Tailor ..........           $14.43               $14.93
       Presser ................           $11.00               $11.50

(B)  Selling Employees
The base hourly wage rates for selling employees shall be as follows:

       Regular Assignment            February 1, 1995          4/1/96
       ------------------            ----------------          ------
       First Floor                        $ 7.70               $ 8.20
       Second Floor                       $ 9.62               $ 9.62

(C) Commission on net personal sales shall be calculated on a fiscal month basis using a graduated commission percentage. Net sales is defined as individual merchandise sales reduced by identified returns and the employee's share of unidentified returns plus the employee's share of any unidentified or management sales.

(D) Base commission percentage for selling employees is 4% of net sales. If net sales during a fiscal month exceed the predetermined sales levels set forth below, additional commission is paid, as shown.

                       Monthly Pre-determined Sales Levels

--------------------------------------------------------------------------------
MEN'S
CLOTHING                Commission %   February     March     April       May
--------------------------------------------------------------------------------
(2ND FLOOR)                  %
--------------------------------------------------------------------------------
ALL SALES BELOW 1ST
LEVEL                       4.0
--------------------------------------------------------------------------------
ALL SALES IN FIRST
LEVEL                       5.0        $15,000     $30,000   $28,000    $26,000
--------------------------------------------------------------------------------
ALL SALES IN SECOND
LEVEL                       6.0        $21,000     $41,000   $38,000    $36,000
--------------------------------------------------------------------------------
ALL SALES IN THIRD
LEVEL                       7.0        $27,000     $53,000   $50,000    $47,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
MEN'S CLOTHING (2ND
FLOOR)                  Commission %     JUNE       JULY      AUGUST   SEPTEMBER
--------------------------------------------------------------------------------
ALL SALES BELOW 1ST
LEVEL                       4.0
--------------------------------------------------------------------------------
ALL SALES IN FIRST
LEVEL                       5.0        $28,000     $16,000   $16,000    $31,000
--------------------------------------------------------------------------------
ALL SALES IN SECOND
LEVEL                       6.0        $39,000     $23,000   $23,000    $43,000
--------------------------------------------------------------------------------
ALL SALES IN THIRD
LEVEL                       7.0        $51,000     $30,000   $30,000    $56,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
MEN'S CLOTHING (2ND
FLOOR)                  Commission %  OCTOBER     NOVEMBER    DECEMBER   JANUARY
--------------------------------------------------------------------------------
ALL SALES BELOW 1ST
LEVEL                       4.0
--------------------------------------------------------------------------------
ALL SALES IN FIRST
LEVEL                       5.0       $30,000     $28,000      $40,000   $17,000
--------------------------------------------------------------------------------
ALL SALES IN SECOND
LEVEL                       6.0       $41,000     $38,000      $55,000   $24,000
--------------------------------------------------------------------------------
ALL SALES IN THIRD
LEVEL                       7.0       $53,000     $50,000      $72,000   $31,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
MEN'S
FURNISHINGS/SPORTSWEAR  Commission %   February     March     April       May
(1ST FLOOR)
--------------------------------------------------------------------------------
ALL SALES BELOW 1ST
LEVEL                       4.0
--------------------------------------------------------------------------------
ALL SALES IN FIRST
LEVEL                       5.0        $10,000     $22,000   $20,000    $19,000
--------------------------------------------------------------------------------
ALL SALES IN SECOND
LEVEL                       6.0        $14,000     $29,000   $27,000    $25,000
--------------------------------------------------------------------------------
ALL SALES IN THIRD
LEVEL                       7.0        $19,000     $37,000   $36,000    $33,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
MEN'S
FURNISHINGS/SPORTSWEAR  Commission %     JUNE       JULY      AUGUST   SEPTEMBER
(1ST FLOOR)
--------------------------------------------------------------------------------
ALL SALES BELOW 1ST
LEVEL                       4.0
--------------------------------------------------------------------------------
ALL SALES IN FIRST
LEVEL                       5.0        $20,000     $11,000   $11,000    $22,000
--------------------------------------------------------------------------------
ALL SALES IN SECOND
LEVEL                       6.0        $27,000     $15,000   $15,000    $29,000
--------------------------------------------------------------------------------
ALL SALES IN THIRD
LEVEL                       7.0        $36,000     $21,000   $21,000    $37,000
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
MEN'S
FURNISHINGS/SPORTSWEAR  Commission %  OCTOBER     NOVEMBER    DECEMBER   JANUARY
(1ST FLOOR)
--------------------------------------------------------------------------------
ALL SALES BELOW 1ST
LEVEL                       4.0
--------------------------------------------------------------------------------
ALL SALES IN FIRST
LEVEL                       5.0       $22,000     $20,000      $29,000   $12,000
--------------------------------------------------------------------------------
ALL SALES IN SECOND
LEVEL                       6.0       $29,000     $27,000      $38,000   $16,000
--------------------------------------------------------------------------------
ALL SALES IN THIRD
LEVEL                       7.0       $37,000     $36,000      $50,000   $22,000
--------------------------------------------------------------------------------

Example: During the month of February, a sales associate on the second floor would be paid 4% commission on net sales up to $15,000 during the month. He or she would receive 5% commission on net sales between $15,000 and $21,000, 6% on net sales between $21,000 and $27,000 and 7% on those net sales in excess of $27,000.
Net sales of $32,000 would reflect the following:

 Sales                     % Paid                             Commission
 -----                     ------                             ----------
$15,000                      4%                               $  600.00
 $6,000                      5%                               $  300.00
 $6,000                      6%                               $  360.00
 $5,000                      7%                               $  350.00
-------                                                       ---------
$32,000                                                       $1,610.00


(E) Holiday, vacation and bereavement pay for selling employees will be based on the employee's average earnings, determined semi-annually. However, new selling employees are paid for holiday, vacations and bereavement leave at their hourly base rate until they have worked a sufficient amount of time (at least six (6) months) to determine their average earnings. Sick pay is paid at the selling employee's hourly base rate.


                           ARTICLE VIII: HOURS OF WORK

(A) The normal hours of work for all full-time employees shall be forty (40) hours, five (5) days per week, with one (1) meal period. The regular work week shall be from Sunday through Saturday.

(B) All bargaining unit members shall receive overtime pay at the rate of time and one half for hours worked in excess of forty (40) hours in any one work week.

(C) Selection for overtime shall be on an equitable rotating basis.

(D) Each selling employee shall be required to devote a reasonable amount of time to complete a sale or other duties if such employee is working on a sale or project at the close of the day.

No employee shall receive overtime pay unless such overtime work shall have been previously authorized by the employee's manager or such overtime work is reasonably necessary to complete a sale or project.

All regular full time employees scheduled to work on Sunday shall be paid no less than 8 times their straight time hourly rate of pay if hourly paid and no less than 8 times their base hourly rate of pay if commissioned sales persons, provided they work all of the Sunday hours for which they are scheduled, and when they are paid for 8 hours on Sunday those hours shall also be counted as time worked for purposes of computing their weekly overtime during the work week in which that Sunday fell. Part-time employees shall be paid for Sunday work on the basis of their hourly rate of pay times hours actually worked.

                              ARTICLE IX: VACATION

The Employer's vacation policies applicable to the bargaining unit shall remain unchanged during the term of this collective bargaining agreement.

                      ARTICLE X: HOLIDAYS AND PERSONAL DAYS

(A) All full time employees covered by this Agreement who are otherwise eligible, shall receive a day's pay for the following regular holidays: New Year's Day, Easter, Memorial Day, July Fourth, Labor Day, Thanksgiving Day and Christmas Day, plus four (4) personal days making a total of eleven (11) paid holidays per calendar year.

(B) To be eligible for holiday pay full time employees (1) must be employed for thirty (30) days or more prior to each of the seven (7) holidays specified in paragraph (A) of this Article and ninety (90) days or more prior to each personal holiday; and (2) must work their scheduled day before and their scheduled day after the holiday, unless excused for bona fide illness attested by a physician's certificate, or for other good cause acceptable to the Employer.

(C) In the event a paid holiday falls during an employee's vacation period, the employee shall receive an extra day's pay.

(D) If it is necessary for a department or the store to remain open on one of the listed holidays, employees who work on that holiday shall be granted a "floating" holiday to be taken at a time mutually convenient to the employee's Department Manager or the Store Manager.

(E) If a paid holiday falls on an employee's regularly scheduled day off during the work week, the employee shall be entitled to receive a paid day off at a time mutually convenient to the employee's Department Manager or the Store Manager.

(F) All "floating" holidays must be taken within one (1) year from the date on which the holiday for which they are substituting occurs.

(G) Vacation or holiday time will not be accrued during any leave of absence, including sick leave, disability or workers compensation leave.

                          ARTICLE XI: BEREAVEMENT LEAVE

(A) Each employee shall have three (3) working days off with pay in the event of the death of a parent, child, brother, sister, spouse or registered domestic partner, grandparent or grandchild. One (1) day off with pay shall be granted in the event of the death of a parent-in-law or brother or sister-in-law.

                      ARTICLE XII: JOB BIDDING AND POSTING

(A) The Employer shall post permanent vacancies in bargaining unit jobs on the bulletin board for three (3) working days together with location and title of vacancy. Employees who bid for such jobs shall do so in writing. The Employer shall give fair and reasonable consideration to all such applications. However, the Employer's determination as to the filling of such vacancies shall be final and not subject to the arbitration provisions hereof. Vacancies shall not be filled during the posting period.

(B) If a bargaining unit employee shall successfully bid on, or transfer into a new bargaining unit position or from a non-selling to a selling position, such employee may be required to serve a trial period not to exceed the normal probationary period for his or her new position. During the aforementioned trial period such employee may be returned to his or her old position at the discretion of the Employer with no loss of seniority and without reference to the grievance and arbitration provisions of this contract.

                         ARTICLE XIII: LEAVES OF ABSENCE

(A) The Employer shall give good faith consideration to requests for leaves of absence for good cause. Such leaves shall not exceed thirty (30) days and the Employer shall not unreasonably withhold its consent. The Employer may consider seasonal staffing requirements when evaluating leave requests. An employee shall not lose seniority rights during such a leave. Extensions to an approved leave shall require the mutual agreement of the Employer and the employee. Written confirmation of approval of any leave request or extension shall be provided to the employee, stating the reason for the leave and its duration. A copy of said confirmation shall be provided to the Union.

(B) To be eligible for a leave of absence an employee must have six (6) months continuous service.

(C) Family & Medical Leaves of Absence Under the Family and Medical Leave Act.
         1. An employee who has been employed by the Employer for at least twelve (12) months (and who has worked at least 1,250 hours during the twelve
(12) months immediately preceding the employee's request for leave under this paragraph) shall be entitled to at least twelve (12) weeks of unpaid Family Leave, within any twelve (12) month period, without loss of seniority rights, for the following reasons:

                  a. for the birth or placement of a child for adoption or foster care; or

                  b. to care for a spouse, child or parent with a serious health condition as such terms are defined by the Family and Medical Leave Act of 1993 ("FMLA"); or

                  c. to take medical leave when the employee is unable to work because of the employee's own serious health condition as defined in the FMLA.

         2. An employee requesting Family Leave shall present satisfactory proof of the reason for such leave.

         3. Family Leave may be taken on an intermittent basis under 1b) and c) above when there is a medical necessity for such intermittent leave as provided in the FMLA.

         4. The Amalgamated Retain Insurance Fund currently provides health care coverage for an employee on Family Leave to the extent required by the FMLA.

(D) Leaves of absence shall not be granted for the purpose of taking outside employment without permission from the Employer. Any employee on leave of absence who accepts outside employment without the Employer's permission shall have his or her services with the Company terminated for cause.

(E) Failure to report for work upon expiration of the leave of absence shall be considered a voluntary resignation of the employee's position with loss of all seniority rights.

(F) Union shop stewards will be granted up to two (2) days off annually, without pay, to attend Union training sessions relating to grievance processing. Such days off shall be scheduled at least two (2) weeks in advance, taking into account the seasonal staffing needs of the Employer.


                             ARTICLE XIV: SICK LEAVE

All regular full-time employees are eligible for sick leave. New employees become eligible on the first day of the month following 60 days of continuous employment.

(A) Eligible employees can use sick leave to continue income when they are absent from work due to illness or injury, or when they have an appointment with a doctor and have made prior arrangements with their Manager.

(B) All eligible employees will be credited with six (6) days of sick leave on January 1st of each year (pro-rated for new employees who start during the year).

(C) There is no carryover of sick leave from one year to the next. Commencing in January 1996 all full-time employees will be paid 50% of the value of any sick days not used as of the immediately preceding December 31st.

                            ARTICLE XV: JURY SERVICE

(A) Employees shall be paid the difference between their regular straight time pay for days spent on jury service and the per diem amount received for such service. Such jury duty pay shall be paid for no more than two (2) weeks or such lesser period as may be served.

(B) Employees called to jury duty who are released from such duty before 2:00 p.m. on any day served shall call their manager at the store to see if their services are desired for the remainder of that work day, and, if so, employees shall report to work promptly.

                         ARTICLE XVI: SAFETY AND HEALTH

(A) The Employer agrees to provide a safe and healthful working environment for all employees, in keeping with the nature of the work.

(B) The Employer agrees to maintain adequate first aid equipment and supplies to meet the needs of employees in case of minor accidents.

(C) All accidents or illnesses arising at the worksite or in connection with work processes or procedures shall be reported immediately to the supervisor.

(D) Store management and the Union Shop Steward shall work together in the interests of maintaining a safe and healthy work place.


                        ARTICLE XVII: NON-DISCRIMINATION

(A) There shall be no discrimination for Union activities or discrimination based upon race, creed, national origin, age, disability, sex or sexual preference in accordance with applicable law.

                          ARTICLE XVIII: SEVERANCE PAY

(A) Severance pay shall be provided in the event of the store or a department thereof closing permanently and the employee not having been afforded other bargaining unit employment by the Employer. The amount of severance pay shall be one week's pay for each two full years of service, to a maximum of eight weeks pay.

                     ARTICLE XIX: GRIEVANCE AND ARBITRATION

(A) All complaints, disputes or grievances arising between the parties hereto, involving questions of interpretation or application of any provision of this Agreement (including whether discipline or discharge is for just cause) shall be subject to the grievance procedure as provided hereafter.

(B) All cases of discharge shall immediately be taken up at the second step of the grievance procedure as outlined below.

(C) The first step shall be between the Department Manager and the employee, who may be accompanied by the shop steward. The second step meeting, which shall be preceded by the grievance having been reduced to writing and provided to the other party, shall be between the Union Business Agent, who may be accompanied by the Chief Steward, and a Company designee. Within a reasonable period, ordinarily not to exceed two weeks, after the second step is completed, the grieving party may refer the matter to arbitration.

(D)  The following shall be the Arbitrators under this Agreement:

         Roger Maher
         Barbara Deinhardt
         Elliot Shriftman
         Richard Adelman
         Milton Rubin

The parties shall communicate with the first Arbitrator on the list and request the case be scheduled for hearing. If the first arbitrator does not offer a date within 30 days, the parties shall communicate with the second arbitrator, etc. In subsequent cases, the parties shall first communicate with the Arbitrator named immediately following the arbitrator who heard the last prior case. In the event of the unavailability within a reasonable time of all of the above-named Arbitrators, the dispute shall be submitted to arbitration under the voluntary Labor Rules of the American Arbitration Association.

(E) The authority of any arbitrator shall be limited to the interpretation and application of the terms and conditions of this Agreement. The arbitrator may not modify, amend or add to the terms of this Agreement. The decision of the Arbitrator shall be final and binding upon the Union, the aggrieved employee(s) and the Employer. The oath required by law of the arbitrator is expressly waived by the parties. Costs of arbitration shall be shared equally by the Union and the Employer.

                        ARTICLE XX: STRIKES AND LOCKOUTS

(A) Under no circumstances shall strikes, sympathy strikes, stoppages of work, or other concerted activity against the Employer be ordered, sanctioned or engaged in by the Union, its officials, or agents or engaged in by the employees; nor shall lockouts be engaged in by the Employer, its officials, or agents during the term of this Agreement.

(B) In the event of any concerted activity against the Employer proscribed under
(A) above, the Union, acting through its officers, shall promptly and publicly state that such activity is not authorized by the Union.

(C) Any employee who engages in such activity shall be subject to such discipline as the Employer may see fit to impose, including termination of employment. Any such action by the Employer shall be subject, on an individual-by-individual basis, to the grievance and arbitration provision herein.


                           ARTICLE XXI: INSURANCE FUND

The Employer agrees to pay 11 percent of gross earnings of all of its employees who come under the scope of this Agreement to the Amalgamated Retail Insurance Fund to provide certain health and welfare benefits to its employees.

The Union and the Employer further agree to sign any and all instruments necessary to effectuate the provisions of this Article.

                          ARTICLE XXII: 401(K) PROGRAM

All regular employees will become eligible to participate in the Jos. A. Bank Clothiers, Inc., Retirement and Savings Plan on July 1, October 1, January 1, or April 1, whichever is appropriate following one year of service (i.e., the 12-month period after date of hire in which the employee worked at least 1,000 hours). For every dollar contribution the employee makes (up to 3% of salary) the Employer contributes an additional fifty cents.

             ARTICLE XXIII: DURATION OF AGREEMENT AND MISCELLANEOUS

(A) This collective bargaining agreement between the parties shall be effective as of the date hereof and shall remain in full force and effect until April 30, 1997 (with no reopenings or adjustments of any kind or nature during the term hereof except as provided herein) and shall continue from year to year thereafter unless written notification to the contrary is given by either party to the other by certified or registered mail at least sixty (60) days prior to the expiration date.

(B) All of the terms and conditions of this Agreement shall apply to all employees of the Employer who are in the bargaining unit regardless of whether such employees are members of the Union.

(C) If any clause of this contract is ruled invalid by operation of law, or by any constituted legal authority, the remainder of the contract shall remain in full force and effect.

(D) Sales made by non-bargaining unit personnel shall be turned over to the bargaining unit personnel on an equitable basis.

(E) All employees in the bargaining unit shall be entitled to two (2) paid fifteen (15) minute breaks per shift, one to be taken in the first half of the shift and one in the second half of the shift.

On pay day, employees shall be entitled to use one of their fifteen (15) minute breaks to extend their lunch period by that amount.

         In witnesses whereof, we set our hands and seals this ____ day of ________________, 1995.

FOR THE UNION                          FOR THE COMPANY

_____________________(SEAL)            ______________________(SEAL)

_____________________(SEAL)            ______________________(SEAL)

_____________________(SEAL)            ______________________(SEAL)

_____________________(SEAL)            ______________________(SEAL)

_____________________(SEAL)            ______________________(SEAL)



                                   APPENDIX A


                Facsimile of Union Check-Off Authorization Card.





                                   APPENDIX B

For the purposes set forth in Article V, LAYOFFS, the bargaining unit is divided into the following department groups:

         a.       First Floor Selling
         b.       Second Floor Selling
         c.       Porters
         d.       Other non-Selling
         e.       Tailors
         f.       Fitter-tailors
         g.       Pressers